EXHIBIT 99.1

Company Contact:	Investor Relations Contact:
Mr. Michael Lin	Mr. Crocker Coulson
Vice President, Investor Relations	President
China Public Security Technology, Inc.	CCG Elite Investor Relations
Tel: +1-949-743-0868	Tel: +1-646-213-1915 (NY office)
Email: mlin@chinacpby.com	Email: crocker.coulson@ccgir.com

FOR IMMEDIATE RELEASE

China Public Security Technology, Inc. Closes
the Acquisition of Wuda Geoinformatics Co., Ltd. (Geo)

SHENZHEN CITY, China, April 3, 2008 – China Public Security Technology, Inc., (OTC Bulletin Board: CPBY) ("China Public Security" or the "Company"), a leading provider of public security information technology and Geographic Information Systems ("GIS") software services, today announced that its variable interest entity, iASPEC Software Company Limited ("iASPEC"), has closed the acquisition of 57% of the total equity interest in Wuda Geoinformatics Co., Ltd. ("Geo"), a leading provider of GIS software products and integrated solutions in China.

iASPEC acquired its 57% controlling interest in Geo, for an aggregate purchase price of RMB49.5 million (approximately US$6.8 million) in cash, of which RMB20.0 million (approximately US$2.7 million) is to be used to supplement Geo’s working capital. As a result of the purchase, iASPEC is now Geo’s controlling shareholder, and Wuhan University, Geo’s founder, is now the second largest Geo shareholder, through direct and indirect investments. Geo’s financial results will be consolidated into the financial statements of the Company, beginning April 1, 2008.

Geo was founded in 1999 by Wuhan University, a leading university in Asia for GIS-related studies. Geo develops and sells GIS software, contracts surveying and mapping projects, produces space measurement data and provides technical consulting and supervision services for GIS projects. Geo’s affiliation with Wuhan University has enabled it to develop impressive research and development capabilities and has resulted in the development of the copyrighted, award winning GeoStar® system. The GeoStar® system consists of a large-scale GIS and software series, covering the whole GIS product family, from data acquisition through data processing and huge database management, GIS customization, and the publication of geographic data on the internet. In 2005, Geo was granted a Level A Certificate for Surveying & Mapping, the highest qualification for providing the widest range of GIS services in China.

Management believes that the acquisition of Geo will positively impact the future business of the Company in the following respects:

First, the Company expects that the acquisition of Geo will enable the Company to provide its Civil-GIS and Police-GIS customers with complete, integrated solutions through innovative technology, covering the entire life cycle of spatial information. The Company also believes that Geo will enable it to immediately access the fast growing commercial-use GIS market through Geo’s existing customer base and well-known brand and through the combined efforts of iASPEC’s and Geo’s research and development teams.

Second, the Company believes that the acqusition of Geo will enhance the competitiveness of the Company’s existing Police-GIS product, primarily due to the acquisition of Geo’s mapping data. Having direct access to and ownership of mapping data through Geo will eliminate the need for third party providers of mapping data and will enable the Company to price its public security products and services more competitively.

Third, through its acquisition of Geo, the Company has gained access to Geo’s valuable mapping permits. Management believes that access to these mapping permits will provide the Company with numerous commercial licensing and recurring revenue opportunities both in China and in foreign markets.

"We are pleased to now have Geo as part of our product portfolio," said Mr. Jiang Huai Lin, CEO of China Public Security. "We expect that our acquisition of Geo will enhance our competitiveness through our offering of more integrated products and services."

About Wuda Geoinformatics Co., Ltd.

Wuda Geoinformatics Co., Ltd. (Geo) provides integrated solutions through innovative technology that covers the whole life cycle of spatial information: including acquiring, processing and updating geospatial data; database establishment, integration and management: and analysis, application and publishing of spatial information. Geo has over 200 employees and supplies a wide range of customers with expertise and professional services, including data production and supervision, application and development, technical support and consultation. Geo’s customers are engaged in many industries, including surveying and mapping, city planning, territorial management and electric power, in more than thirty provinces and municipalities in China. Its key customers include the Urban Planning and Land Resource Bureau of Shenzhen City, the Informatization Office of Nanchang City, the National Basic Geographic Information Center, the Urban Planning and Land Resource Bureau of Shenyang City, the Land Resource Information Center of Guangdong Province, the Land Resource Department of Guangxi Province, the Land Resource Bureau of Dongguan City, Urban Planning Reconnaissance and Design Institute of Guangzhou City and the Urban Planning and Design Institute of Dongguan City. Geo also provides integrated data processing services to customers in the U.S. and Europe.

About China Public Security Technology, Inc.

Through its wholly-owned Chinese subsidiary, China Public Security is focused on the development and implementation of large scale, high-tech public security and GIS related projects. The Company provides a broad portfolio of fully integrated solutions and services, including public security information technology (First Responder Coordination Platform, Intelligent Border Control and Intelligent Security Surveillance), Geographic Information System (Police-use GIS and Civil-use GIS), and e-Government Platform services, software sales and maintenance. Through its exclusive contractual arrangement with Shenzhen iASPEC Software Engineering Company Limited (iASPEC), China Public Security has the licenses to 16 registered and copyrighted software applications in China. In addition, iASPEC is considered the Company's variable interest entity, and its financial data and information is consolidated into the Company's accounts. To learn more about the Company, please visit the corporate website at http://www.chinacpby.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Public Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the effect of the Wuda Geoinformatics Co., Ltd. acquisition on the Company’s ability to market its products and services; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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